Exhibit 99.1

Contact:

Joe Beedle, Northrim Bank President and CEO	Craig E. Dahl, Alaska Pacific Bancshares, Inc.
(907) 261-3338	President and CEO
(907) 789-4844
Joe Schierhorn, Northrim BanCorp, Inc.
Executive Vice President, COO and CFO	Julie M. Pierce, Alaska Pacific Bancshares, Inc.
(907) 261-3308	Senior Vice President and CFO
(907) 789-4844

JOINT NEWS RELEASE

Northrim BanCorp to Acquire Alaska Pacific Bancshares for Approximately $14 Million

ANCHORAGE, AK and JUNEAU, AK —October 22, 2013—Northrim BanCorp, Inc. (“Northrim BanCorp”) (NASDAQ: NRIM) and Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) (OTCQB: AKPB) today jointly announced the signing of a definitive agreement for Northrim BanCorp to acquire Alaska Pacific in a stock and cash transaction currently valued at approximately $14.31 million or approximately $17.28 per share of Alaska Pacific common stock.  The transaction value is expected to change based on fluctuations in the price of Northrim BanCorp’s common stock.  In connection with the transaction, Alaska Pacific will merge into a wholly-owned subsidiary of Northrim BanCorp, and Alaska Pacific Bank will merge with and into Northrim Bank. The current value of the transaction represents approximately 87% of Alaska Pacific’s adjusted book value per common share2 based on full exercise of warrants and options.

The board directors of both companies unanimously approved the transaction, which is subject to approval by Alaska Pacific’s shareholders and applicable bank regulators, as well as other customary closing conditions.  At June 30, 2013, Northrim BanCorp had approximately $1.16 billion in assets and ten offices in the greater Anchorage and Fairbanks markets.  At June 30, 2013, Alaska Pacific had approximately $177 million in assets, $148 million in net loans, $154 million in deposits and $20.8 million in equity capital, including $4.7 million in preferred equity issued to the U. S. Treasury in 2009 that is currently held by private investors.   Alaska Pacific will redeem its outstanding preferred stock in full prior to the closing of the transaction.

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1 Transaction value assumes full exercise of Alaska Pacific TARP warrants at the current transaction price.

2 Adjusted book value per common share is a Non-GAAP measure defined by Alaska Pacific as shareholders equity, less preferred stock and after payment to all warrant holders and adjustment for certain liabilities related to the transaction, divided by the number of common shares outstanding.

Northrim Agrees to Acquire Alaska Pacific
October 22, 2013

“We expect the transaction to close in the first quarter of 2014, and for it to be accretive to our earnings in 2015,” said Marc Langland, Chairman, President, and CEO of Northrim BanCorp.  “With a solid mix of core deposits and a loyal customer base, the Alaska Pacific franchise will expand our statewide network from our Interior and Southcentral base into Southeast Alaska.  With two branch offices in Juneau, two branches in Ketchikan, and one in Sitka, the Alaska Pacific branches do not overlap any of our existing office locations.”

“We believe that we can efficiently merge our operations, and customers of both banks will enjoy the benefits of our business combination,” said Joe Beedle, Northrim Bank’s President and CEO.  “Having grown up in Southeast Alaska, I am looking forward to renewing old friendships and making new alliances in the area.  I believe the opportunities in Southeast Alaska are attractive and will contribute nicely to our franchise.”

“We believe joining with Northrim BanCorp, one of Alaska’s premier companies, will bring solid benefits to our customers, employees and shareholders,” said Craig E. Dahl, President and CEO of Alaska Pacific.  “Joe Beedle and I have had the pleasure of working together in the past, and his knowledge of our local business communities is extensive.  I am confident that our customers and employees will find Northrim to be a good partner and that the transition will be a seamless one.  Our customers will continue to receive outstanding service and the benefit of new products, new services and higher lending limits, and our employees will have continued opportunities for growth and advancement.”

The terms of the transaction call for Northrim BanCorp to pay approximately $6.4 million in cash and based on the 15-day weighted average closing price as of October 18, 2013 of $23.67 per share of Northrim BanCorp common stock, approximately 304,631 shares of Northrim BanCorp common stock, which would result in less than 1% dilution in Northrim BanCorp’s tangible book value per share3  at June 30, 2013.  “We currently expect to earn back any dilution to our tangible book value in less than one year,” added Langland.

The actual number of shares of Northrim BanCorp common stock expected to be issued to Alaska Pacific shareholders is based on an exchange ratio that depends on the value of Northrim BanCorp common stock as measured by the 15-day volume weighted average for the period ending five days prior to closing the transaction. In the event that the weighted average price of Northrim BanCorp common stock is less than $18.90, the transaction is subject to an adjustment of the ratio of common stock and cash consideration, or termination.

Alaska Pacific common shareholders may elect to receive cash or shares of Northrim BanCorp common stock, subject to certain proration procedures that are described in detail in the merger agreement.

Alaska Pacific’s directors and executive officers, owning the aggregate of approximately 12.36% of Alaska Pacific’s outstanding shares as of October 21, 2013, have signed voting support agreements pursuant to which they have agreed to vote their shares in favor of the proposed transaction.

Northrim BanCorp’s legal counsel for the transaction was Davis Wright Tremaine LLP and its consultant is Jean-Luc Servat.  Keefe Bruyette & Woods, Inc. acted as financial adviser for Alaska Pacific, while Breyer & Associates PC served as its legal counsel.

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3 Tangible book value per share is a Non-GAAP measure defined by Northrim BanCorp as shareholders equity, less goodwill and intangible assets divided by the number of shares outstanding. See Northrim BanCorp’s Quarterly Report on Form 10-Q for the period ended June 30,2013 for a reconciliation with book value per share, the most comparable GAAP measure.

Northrim Agrees to Acquire Alaska Pacific
October 22, 2013

Conference Call Information

Management will host a conference call on Wednesday, October 23, at 9:30 a.m. Pacific time (12:30 p.m. ET) to discuss the Alaska Pacific Bancshares acquisition. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (480) 629-9643. To listen to the call online, either live or archived, visit the Investor Relations page of Northrim BancCorp’s website at www.northrim.com.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with ten branches in Anchorage, the Matanuska Valley, and Fairbanks serving 70% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

About Alaska Pacific Bancshares

Alaska Pacific Bancshares, Inc. is the parent company of Alaska Pacific Bank, a federally chartered savings bank headquartered in Juneau, Alaska.  Alaska Pacific offers a full range of banking services to individuals and businesses through five offices in Juneau (2), Ketchikan (2), and Sitka (1), Alaska. The Bank offers a wide range of business loans and is a leading SBA lender; is active in many types of consumer lending, including home equity loans, boat and vehicle loans; and is a regional leader in land development and construction loans.

Additional Information About This Transaction
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger, Northrim BanCorp will file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Alaska Pacific Bancshares and a Prospectus of Northrim BanCorp, as well as other relevant documents concerning the proposed transaction.  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northrim BanCorp and Alaska Pacific, may be obtained at the SEC’s Internet site (http://www.sec.gov).

This communication is not a solicitation of a proxy from any shareholder of Northrim BanCorp or Alaska Pacific.  However, Northrim BanCorp and Alaska Pacific and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Alaska Pacific in connection with the proposed merger.  Information about the directors and executive officers of Northrim BanCorp is set forth in the proxy statement for Northrim BanCorp’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2013.  Information about the directors and executive officers of Alaska Pacific is set forth in the proxy statement for Alaska Pacific’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 9, 2013.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the

Northrim Agrees to Acquire Alaska Pacific
October 22, 2013

proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement
This release contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim BanCorp’s and Alaska Pacific’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. All statements, other than statements of historical fact, regarding the financial position, business strategy and respective management’s plans and objectives for future operations of each of Northrim BanCorp and Alaska Pacific are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim BanCorp, Northrim BanCorp management, Alaska Pacific, or Alaska Pacific management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements.  These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; and the ability of Northrim BanCorp and Alaska Pacific to execute their respective business plans (including the proposed merger).  Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim BanCorp and Alaska Pacific made with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.  These forward-looking statements are made only as of the date of this release, and neither Northrim BanCorp nor Alaska Pacific undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

www.northrim.com